CERTIFICATE OF DESIGNATION, PREFERENCES
                 AND RIGHTS OF SENIOR CUMULATIVE
                   CONVERTIBLE PREFERRED STOCK

                               OF

                      VTX Electronics Corp.


             Pursuant to Section 151 of the General
            Corporation Law of the State of Delaware

          VTX Electronics Corp. a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Senior Cumulative Convertible Preferred Stock:

          RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          SECTION 1. Designation and Amount. The shares of such series shall be designated as Senior Cumulative Convertible Preferred Stock (the "Senior Preferred Stock") and the number of shares constituting such series shall be 15,000 and the stated value of the Senior Preferred Stock shall be $100 per share.

          SECTION 2.  VOTING   The Senior Preferred Stock shall
have the following voting rights:
          (A) On all matters, other than the election of directors, the holders of Senior Preferred Stock shall vote together with the Common Stock as one class, but shall have 1,500 of votes per share of Senior Preferred Stock.

          (B) The holders of Senior Preferred Stock, voting as a class, shall in each year elect seventy-five (75%) percent of the members of the Board of Directors of the Corporation.

          (C) The Corporation shall not, without the affirmative consent of the holders of a majority of the Senior Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Senior Preferred Stock in any manner.

          (D) The Corporation shall not, without the affirmative consent of the holders of a majority of the Senior Preferred Stock, issue any preferred stock or other equity securities senior to, or pari passu with, the Senior Preferred Stock whether as to dividends, distribution or liquidation, or otherwise.

          SECTION 3. Dividends. In each year the holders of the Senior Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends payable in cash on December 1, March 1, June 1 and September 1 in each year (each such date being referred to herein as "Quarterly Dividend Payment Date"), commencing March 1, 1996, in an amount equal to $3 per share (that is, $12 per share on an annual basis).

          In the case of the original issuance of shares of Senior Preferred Stock, dividends shall begin to accrue and be cumulative from the date of issue. In the case of shares of Senior Preferred Stock issued in exchange for issued Senior Preferred Stock, dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date next preceding the date of issue of such shares to which such dividends have been paid, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Senior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall be cumulative from such Quarterly Dividend Payment Date; provided , however, that if dividends shall not be paid on such Quarterly Dividend Payment Date, then dividends shall accrue and be cumulative from the Quarterly Dividend Payment Date to which such dividends have been paid. Accrued but unpaid dividends shall compound at 12% per annum compounded annually. Dividends paid on shares of Senior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Senior Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.
          Whenever quarterly dividends payable on the Senior Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Senior Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (A) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock, (B) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Senior Preferred Stock, except dividends paid ratably on the Senior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, (C) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking on a parity or junior to the Senior Preferred Stock, (D) purchase or otherwise acquire for consideration any shares of the Senior Preferred Stock, unless required or as provided in Section 5, or any shares of stock ranking on a parity with the Senior Preferred Stock, except with respect to the exchange of any Stock ranking below the Senior Preferred Stock as to liquidation or dividends for debt of the Corporation. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner.

          SECTION 4.  [Intentionally Omitted]

          SECTION 5. Redemption by Corporation. The Corporation shall redeem shares of Senior Preferred Stock pursuant to the following provisions:
          (A) The Corporation shall, on December 1, 2000 redeem all the then outstanding shares of Senior Preferred Stock at the stated value thereof (namely $100 per share); provided, however, that at the Corporation's option it may pay such redemption price in cash or in Common Stock to be valued for this purpose at the lower of (i) seventy (70%) percent of the then current market price or (ii) the then current Conversion Price (as herein provided). If contrary to the provisions hereof any shares of Senior Preferred Stock are not redeemed, such shares as have not been so redeemed shall accrue a dividend at a rate equal to eighteen percent (18%) time compounded annually and for each month such Senior Preferred Stock is not redeemed the Conversion Price (as hereinafter defined) shall be lowered to the lower of the Conversion Price in effect at the date of scheduled redemption or the market price. For purposes of this Section, "market price" of the Common Stock shall be the lower of (i) the market price on the record date for the redemption, or in the case of a reduction in the conversion price, on the last trading day of each month, or (ii) average of the daily closing prices for 30 consecutive business days commencing 45 business prior to the redemption date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted for trading or, if not listed or admitted to trading on any national securities exchange the average of the closing bid and asked prices on reported by the National Association of Securities Dealers Automated Quotation System or if not so reported, by the average of the closing bid and asked prices furnished by a firm acting at that time as a market maker in the Common Stock selected by the Company for this purpose.

          (B) Notice of any redemption of the Senior Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Senior Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In accordance to facilitate the redemption of the Senior Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Senior Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Senior Preferred Stock, not more than sixty days prior to the date fixed for such redemption;

          (C) Upon any notice of redemption being sent to the holders of Senior Preferred Stock, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Senior Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.


          SECTION 6. Reacquired Shares. Any shares of the Senior Preferred Stock redeemed or purchased otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.
          SECTION 7. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of Common Stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock unless, prior thereto, the holders of Senior Preferred Stock shall have received $100 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or
(B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred Stock, except distributions made ratably on the Senior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
          SECTION 8.     Conversion.

          (a) Conversions. Subject to and upon compliance with the provisions of this Section, at the option of any holder of Senior Preferred Stock such holder may convert his or her Senior Preferred Stock and cumulative but unpaid dividends including the interest thereon, at any time subsequent to June 1, 1996 into that number of duly paid and nonassessable whole shares of common stock obtained by dividing the stated value of the Senior Preferred Stock so converted, plus the cumulative but unpaid dividends (and the interest thereon) on such shares, by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Upon conversion of any shares of Senior Preferred Stock that portion so converted shall result in satisfaction and redemption of such Senior Preferred Stock so converted.
          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall initially be $.25 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 9(d).

          (b) Manner of Exercising Conversion Privilege. In order to exercise the conversion privilege, the holder of any shares of Senior Preferred Stock to be converted shall surrender the certificates representing such Senior Preferred Stock at the principal office of the Corporation, accompanied by written notice to the Corporation, at said office that the holder elects to convert such Senior Preferred Stock or, if less than the entire amount of shares represented by such certificate the amount thereof is to be converted, the portion thereof to be converted. Such notice shall also state the name or names in which the certificate or certificates for shares of Common Stock issuable on such conversion are to be issued, otherwise they shall be issuable in the same name as the registration of such Senior Preferred Stock, be accompanied by instruments of transfer, in form satisfactory to the Corporation and to any person authorized by the Corporation to deliver Common Stock on conversion of Senior Preferred Stock (herein referred to as the "conversion agent"), duly executed by the holder or his duly authorized attorney. Except as otherwise provided in this Section 9(b), no payment or adjustment shall be made on account of any dividends on the Common Stock issued upon conversion but accrued dividends shall be payable upon conversion.
          Senior Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of acceptance of such Senior Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of the converted portion shall cease and the persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holders of such Common Stock at such times; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Senior Preferred Stock surrendered shall not be deemed to have been converted, in whole or in part as the case may be, until such date for the purpose of determining whether any dividends is payable thereon, and such conversion date, the Corporation shall issue and shall deliver at said office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9(c).
          In the case of any certificates of Senior Preferred Stock which is converted in part only, upon such conversion the Corporation shall execute and deliver to or upon the written order of the holder thereof, at the expense of the Corporation, a new certificate of certificates of Senior Preferred Stock in an amount equal to the unconverted portion of such certificates of Senior Preferred Stock.

          (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any Senior Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Senior Preferred Stock (or specified portions thereof), the Corporation shall pay a cash adjustment in respect of such fraction.

          (d) Adjustments. The initial conversion price specified in Section 9(a) and any adjusted conversion price shall be subject to adjustment from time to time as follows:
               (A) In case the Corporation shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of its indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the holders of any Senior Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such Senior Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (A) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (A), the holder of any shares of Senior Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

          (B) In case the Corporation shall issue or sell subsequent to December 1, 1997 Common Stock, rights, warrants or securities entitling the holder thereof to subscribe for, purchase or convert into shares of Common Stock then, on the record date mentioned below, the conversion price of the Common Stock shall be adjusted so that such price shall equal the lowest of (i) the per share consideration received by the Corporation on account of such issuance or sale (ii) the lowest then current exercise or conversion price on any warrants or convertible securities, or
(iii) the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such Common Stock, rights, warrants or securities by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance of such Common Stock rights, warrants or securities and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to issuance of such Common Stock rights, warrants or securities plus the number of additional shares of Common Stock issued, offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

          (C) In case the Corporation, subsequent to December 1, 1997, shall issue or sell shares of its capital stock (other than Common Stock), or rights to subscribe to the foregoing (excluding those referred to in subsection (B) above), then in each such case the conversion price shall be adjusted so that the same shall equal the lowest of (i) the per share consideration receivable by the Corporation on account of such issuance or sale, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities or (iii) the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (D) below) of the Common Stock on the record date mentioned below multiplied by the number of shares of Common Stock then outstanding, less the then fair market value (as reasonably determined by the Board of Directors, of the Corporation in good faith) of the capital stock, subscription rights, assets or evidences of indebtedness so issued or distributed and the denominator shall be such current market price per share of the Common Stock multiplied by the number of shares of Common Stock then outstanding. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.
          (D)  For the purpose of any computation under subsection
(C) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities and exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the Common Stock selected from time to time by the Corporation for this purpose.

          (E) No adjustment in the conversion price shall operate to increase the conversion price and no adjustment shall be made unless it results in a decrease of at least $.0001 in such price; provided, however, that any adjustments which by reason of this subsection (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (F) In the event that at any time as a result of an adjustment made pursuant to subsection (A) above, the holder of any shares of Senior Preferred Stock thereafter surrendered for conversion shall become entitled to receive any share of the Corporation other than share of its Common Stock, thereafter the conversion price of such other shares so receivable upon conversion of any shares of Senior Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained subsections (A) through (E) above, and the provisions of this Section 9 with respect to the Common Stock shall apply on like terms to any such other shares.

          (G) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Senior Preferred Stock written evidence providing that the holder of all outstanding shares of Senior Preferred Stock shall have the right thereafter to convert such shares of Senior Preferred Stock into the kind and amount of share of stock and other securities and property which are receivable or which, but for the failure to distribute to the holders of Common Stock all or substantially all of the consideration receivable upon such sale or transfer of assets, would be receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such shares of Senior Preferred Stock might have been converted immediately prior to such sale or transfer. Such written evidence shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(D) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (e) Notice of Adjusted Conversion Price. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with
Section 9(d) and shall prepare a certificate signed by the Chief Financial Officer or President of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the fact upon which such adjustment is based, and such certificate shall forthwith be delivered to the registered Holders of all Senior Preferred Stock.

          (f)  Notice of Certain Corporate Action.  In case
               (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or
               (b) the Corporation shall authorize the granting to the holders of its Common Stock of its rights to subscribe for or purchase any shares of capital stock of any class or of any rights; or
               (c)  of any capital reorganization or of any
reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or
               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;
then the Corporation shall cause to be delivered to the Holders of all Senior Preferred Stock at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up as expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          (g) Corporation to Provide Stock. The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock or out of Common Stock held in its treasury for the purpose of effecting the conversion of Senior Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Senior Preferred Stock.
          Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock issuable upon conversion of the Senior Preferred Stock the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price.
          If any shares of Common Stock reserved for conversions of Senior Preferred Stock requires listing upon any national securities exchange before such shares may be delivered upon conversion, the Corporation shall in good faith, and as expeditiously as possible, endeavor to cause such shares to be duly listed.

          (h) Taxes on Conversion. The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Senior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holders of Senior Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (i) Covenant as to Stock. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of Senior Preferred Stock will upon issuance be fully paid and nonassessable and, except as provided in Section 9(h), the Corporation will pay all taxes, liens and charges, including any legal or accounting fees and expenses with respect to the issuance thereof.

          SECTION 8. Notices of Corporate Action. In the event of:
          (A) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of Common Stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

          (B) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its Common Stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing Corporation and no change occurs in the Common Stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or

          (C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of the Senior Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (A) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up.

          SECTION 9.  Registration Rights; Etc.

          (A) Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:
               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
               "Registrable Securities" shall mean the shares of Common Stock issuable or issued upon conversion of any Senior Preferred Stock.
               The terms "registered," "registered" and
"registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.
               "Registration Expenses" shall mean all expenses incurred by the Corporation in compliance with (B) hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation).
               "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."
               "Holder" shall mean any holder of any Senior
Preferred Stock or outstanding Registrable Securities who received such Registrable Securities directly from the Corporation upon conversion of any Senior Preferred Stock.
               "Other Shareholders" shall mean holders of securities of the Corporation who are entitled by contract with the Corporation to have securities included in a registration of the Corporation's securities.

          (B)  Corporation Registration; Demand Registration.
                    (i)  Notice of Registration.  If the
Corporation shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Corporation will:
     (x) promptly give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Corporation described in clause (x) above, except as set forth below.
               (ii) Underwriting. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holder as part of the written notice given pursuant to (B) above. In such event, the right of any Holder to registration pursuant to
(B) above shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Corporation.
          Notwithstanding any other provision of this (B), if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Corporation shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the following registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholder shall be allocated among such Holder, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

          If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          (iii) Notwithstanding anything to the contrary set forth above, each Holder shall also have the unqualified and unconditional right at any time and from time to time subsequent to December 1, 1997 to demand the registration of Registrable Securities, in which case the Corporation shall proceed with such registration as provided in this Section 9.

          (C) Expenses of Registration. The Corporation shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Corporation pursuant to (B) hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (D) Registration Procedures. In the case of each registration effected by the Corporation pursuant to this Section 9, the Corporation will advise each Holder in writing as to the initiation of each registration and as to the completion thereof. The Corporation will, at its expense:
               (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs:
               (ii) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and
               (iii) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may reasonably request under the circumstances; provided, however, that the Corporation shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

          (E)  Indemnification.
               (i)  The Corporation, with respect to each
registration, qualification and compliance effected pursuant to this Section 9, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss damage, liability or action; provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Corporation by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.
               (ii) Each Holder and Other Shareholder will, if Registrable Securities held by him or her are included in the securities offering as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each party who controls the Corporation or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Corporation by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.
               (iii) Each party entitled to indemnification under this (E) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnification Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnifying Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interest or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (F) Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration statement, shall furnish to the Corporation such information regarding such Holder or Other Shareholder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.

          (G) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:
               (i) Make and keep public information available, as those terms are understood an defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public;
               (ii)  Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and
               (iii) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

          IN WITNESS WHEREOF, said VTX Electronics Corp. has caused this Certificate of Designation, Preferences and Rights of Senior Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereto on November , 1995.


Attest:                                 VTX Electronics Corp.

                                        By: